Exhibit 10.1

AMENDMENT NO. 1 TO DEALER MANAGER AGREEMENT AND PARTICIPATING DEALER AGREEMENT

This Amendment No. 1 to Dealer Manager Agreement and Participating Dealer Agreement (this “Amendment”) is made and entered into as of this 25th day of May, 2017 by and among Strategic Storage Trust IV, Inc., a Maryland corporation (the “Company”) and Select Capital Corporation, a California corporation (the “Dealer Manager”).

RECITALS

WHEREAS, the Company previously filed a Registration Statement on Form S-11 (File No. 333-212639) to register for offer and sale up to $1.095 billion in shares (the “Shares”) of its common stock, $0.001 par value per share (the “Offering”) to be issued and sold ($1.0 billion in shares to be offered to the public, consisting of Class A Shares at a purchase price of $25.00 per share (up to $450,000,000 in shares), Class T Shares at a purchase price of $24.21 per share (up to $450,000,000 in shares) and Class W Shares as a purchase price of $22.75 per share (up to $100,000,000 in shares), and $95 million in Shares to be offered pursuant to the Company’s distribution reinvestment plan, consisting of Class A Shares at a purchase price of $23.75 per share, Class T Shares at a purchase price of $23.00 per share and Class W Shares at a purchase price of $22.75 per share), which Offering was declared effective by the SEC on March 17, 2017;

WHEREAS, in connection with the Offering, the Company and the Dealer Manager have entered into a Dealer Manager Agreement, dated February 10, 2017 (the “Dealer Manager Agreement”), and the Dealer Manager has subsequently entered into Participating Dealer Agreements, dated various dates, with participating dealers; and

WHEREAS, the Company and the Dealer Manager have agreed to revise the date upon which the Company will cease paying the stockholder servicing fee with respect to Class T shares sold in the Company’s primary offering.

NOW, THEREFORE, effective May 25, 2017, the Company and the Dealer Manager hereby modify and amend the Dealer Manager Agreement and Participating Dealer Agreement and agree as follows:

1.	Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Dealer Manager Agreement.

2.	Amendment to Dealer Manager Agreement.

The third sentence of Section 3.3 is hereby removed and replaced with the following:

The Company will cease paying the stockholder servicing fee on any Class T share on the earlier of: (i) the date the Company lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or disposes of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of Class A Shares, Class T Shares and Class W Shares in the primary portion of the offering (i.e., excluding proceeds from sales pursuant to the distribution reinvestment plan), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of the initial public offering, (iii) with respect to a particular Class T Share, the third anniversary of the issuance of the share; and (iv) the date that such Class T Share is redeemed or is no longer outstanding.

3.	Amendment to Participating Dealer Agreement.

The third sentence of Section V is hereby removed and replaced with the following:

The Dealer will no longer be entitled to the stockholder servicing fee on the earlier of (i) the date the Company lists its shares on a national securities exchange, merges or consolidates with or into another entity, or sells or disposes of all or substantially all of its assets, (ii) the date at which the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of the Class A Shares, Class T Shares and Class W Shares in the Company’s primary offering (i.e., excluding proceeds from sales pursuant to the distribution reinvestment plan), which calculation shall be made by the Company with the assistance of the Dealer Manager commencing after the termination of our primary offering, (iii) with respect to a particular Class T Share, the third anniversary of the issuance of the share, and (iv) the date that such Class T Share is redeemed or is no longer outstanding.

4.	Amendment. This Amendment may not be amended or modified except in writing signed by all parties.

5.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

6.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

STRATEGIC STORAGE TRUST IV, INC.

By:	/s/ H. Michael Schwartz
H. Michael Schwartz
Chief Executive Officer

SELECT CAPITAL CORPORATION

By:	/s/ James M. Walsh
James M. Walsh
Chief Executive Officer

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